Exhibit 10.23


                               Delta Mutual, Inc.
                                Convertible Note

                                   Term Sheet


Issuer:                    Delta Mutual, Inc. (the "Company")

Note Holder:               Neil Berman (the "Holder")

Principal amount:          $157,000 as further defined below.

Interest rate:             Four (4) percent annual rate,  which shall accrue and
                           be paid as indicated below.

Term:                      Thirty (30) months from July 1, 2004.

Prepayment:                Issuer  may,  at any  time,  prepay  the  outstanding
                           principal and accrued interest, in whole or in part, without penalty, by providing 30-days written notice to the Holder. Prior to the prepayment date, Holder may exercise its conversion rights, subject to the 90-day limitation indicated below. Issuer will have no prepayment rights until six months from July 1, 2004.

Conversion:                The outstanding  principal and accrued interest shall
                           automatically   be  converted   into  shares  of  the
                           Company's common stock at the end of the Term, at the rate of $0.05 per share.

                           After 90 days, the Holder may convert the principal amount and accrued interest, in whole or in part, into shares of common stock of the Company at the rate of $0.05 per share.

Registration Rights:       Any shares of the Holders  common  stock  issued upon
                           the conversion of principal and interest shall have "piggy back" registration rights on any registration of the Company's securities except for registrations on Form S-8.

Other: The principal amount includes $57,000 previously contributed by Holder on the dates and in the amounts indicated on the Company's books and records.

                           This Term Sheet represents the agreement of the parties to the terms of a proposed Convertible Note. The parties agree that their obligations shall become binding upon the execution of definitive legal documents executed by the parties in accordance with this Term sheet.


Delta Mutual, Inc. (the Company)                Neil Berman (the Holder)


By:  /S/ Peter F. Russo                        By: /S/ Neil Berman
     ---------------------                          -------------------------
     Peter F. Russo
     President & CEO

Date: 7/14/04                                   Date: 7/1/04